UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2017

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-36214	04-2902449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Executive Officer Separation. On December 1, 2017, Hologic, Inc. (the “Company”) announced that Eric B. Compton, an executive officer, will be leaving the Company, effective December 31, 2017. Prior to his separation, Mr. Compton served as the Company’s Chief Operating Officer. Mr. Compton will remain as a consultant to the Company from January 1, 2018 through December 31, 2018.

(e) Executive Transition Agreement. In connection with Mr. Compton’s separation, he and the Company entered into a Transition Agreement (the “Transition Agreement”), dated November 30, 2017.

A summary of the material terms and conditions of the Transition Agreement is set forth below. The below description of the Transition Agreement does not purport to be complete and it is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Mr. Compton’s separation constitutes a “termination without cause” under his Severance Agreement with the Company, dated March 9, 2014 (the “Severance Agreement”). The Transition Agreement provides that Mr. Compton will continue to serve as Chief Operating Officer through December 31, 2017 (the “Transition Date”) and then will serve as a consultant to the Company from January 1, 2018 through December 31, 2018 (the “Termination Date”).

Under the terms of the Transition Agreement and until the Transition Date, Mr. Compton (i) will continue to receive his base salary; and (ii) will be entitled to continue to participate in any and all retirement, medical, dental, life insurance and other employee benefit plans in which he participated as of the date of the Transition Agreement.

Following the Transition Date and subject to Mr. Compton executing a general release of all claims (Exhibit A to the Transition Agreement), Mr. Compton will be entitled to receive the following severance benefits, which correspond to the severance benefits he otherwise would have been entitled to receive under the Severance Agreement: (i) his base salary for twelve (12) months following the Transition Date, payable in accordance with the Company’s normal payroll practices; (ii) the average of his annual bonus paid for the prior three fiscal years, pro-rated for the time worked in fiscal 2018 through the Transition Date, payable in a lump-sum; (iii) the average of his annual bonus paid for the three prior fiscal years, payable in a lump sum; and (iv) a cash payment in lieu of Welfare Benefit Continuation (as defined in the Severance Agreement) for twelve (12) months following the Transition Date, payable in a lump sum. Mr. Compton’s outstanding equity awards will remain outstanding and continue to vest subject to and in accordance with their respective terms through the Termination Date and his outstanding unvested accounts under the Company’s Amended and Restated Deferred Compensation Program will vest on the Transition Date. The Transition Agreement also provides that Mr. Compton’s existing non-competition agreement will remain in effect. The Transition Agreement supersedes and replaces in its entirety the Severance Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Transition Agreement by and between Eric B. Compton and Hologic, Inc., dated November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2017	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel